EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement on Form S-3 (File No. 333-156563), and the registration statements on Form S-8 (File No. 333-2320, File No. 333-127134, File No. 333-170651 and File No. 333-184188) relating to the Southern Missouri Bancorp, Inc. 1994 Stock Option and Incentive Plan and Management Recognition Plan, Southern Missouri Bancorp, Inc. 2003 Stock Option and Incentive Plan, Southern Bank 401(k) Retirement Plan, and Southern Missouri Bancorp, Inc. 2008 Equity Incentive Plan, respectively, of our reports dated September 15, 2014 relating to the consolidated balance sheets of Southern Missouri Bancorp, Inc. and subsidiaries as of June 30, 2014 and 2013 and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended June 30, 2014 and the effectiveness of internal control over financial reporting as of June 30, 2014 which reports appear in the June 30, 2014 annual report on Form 10-K, as amended on Form 10-K/A, of Southern Missouri Bancorp, Inc.

/s/ BKD, LLP

St. Louis, Missouri
December 4, 2014